Exhibit 23.4

November 15, 2010

Youku.com Inc.

5/F, SinoSteel Plaza, 8 Haidian Street

Haidian District, Beijing 100080

The People’s Republic of China

Ladies and Gentlemen,

We consent to the reference to our firm under the headings “Risk Factors”, “Enforceability of Civil Liabilities,” “Corporate Structure”,” Regulation,” and “Legal Matters” in the prospectus included in Youku.com Inc.’s registration statement on Form F-1, which is filed with the Securities and Exchange Commission on November 15, 2010 under the U.S. Securities Act of 1933, as amended.

Yours faithfully,

/s/ TransAsia Lawyers
TransAsia Lawyers